UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2006, The Mills Corporation (the “Company”) entered into an employment agreement with James A. Napoli, who is currently employed by the Company in the capacity of President, Operating Division. The following summary of the employment agreement is qualified in its entirety by the copy of the employment agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Napoli’s employment period, for purposes of the agreement, commenced on the date of the agreement and will continue until December 31, 2007, provided that on January 1, 2008 and on each January 1 thereafter, the employment period will automatically be extended for one year unless either party has given at least ninety days prior written notice of nonrenewal. The employment agreement provides for an annual base salary at the rate of $456,023 from April 1, 2005 to March 31, 2006, reviewable on April 1, 2006 and at least annually thereafter for such adjustments as may be determined to be appropriate by the Executive Compensation Committee of the Company’s Board of Directors (the “Committee”). Under the employment agreement, Mr. Napoli is eligible to participate in the Company’s annual short-term performance incentive plan for executives as well as its long-term incentive plan, with target awards and actual bonuses under each such plan to be determined by the Committee in its discretion. The employment agreement also provides that Mr. Napoli will be entitled to participate in all benefit programs, policies or plans adopted by the Company and applicable to its senior executives in the same or similar positions to that of Mr. Napoli.

In addition, in the event that termination of employment occurs due to death or “Disability” (as defined in the employment agreement), Mr. Napoli or his beneficiary will be entitled to benefits under any benefit programs in which he participates, and to any long-term incentive plan awards, to the extent provided for in the programs and plans under which those benefits and awards were granted. The vesting of any stock options or other equity-based compensation awards, and all other rights under such awards, will be determined in accordance with the plans under which the awards were granted and any agreements evidencing such awards, except that, for this purpose, Mr. Napoli will be considered to have been employed at the end of the calendar year in which termination of his employment occurred.

If the Company terminates Mr. Napoli’s employment without “Cause” (as defined in the employment agreement), or if he voluntarily terminates his employment for “Good Reason” (as defined in the employment agreement), upon his execution and return of a release of claims, he will be entitled to a lump sum cash payment equal to (i) two times the sum of his then-current base salary and his target annual bonus for the year in which he is terminated plus (ii) a pro rata cash payment equal to his target annual bonus for the year of termination based on service for such bonus year through the date of termination. In addition, Mr. Napoli’s vesting and other rights with respect to stock options and other equity-based compensation awards will be treated in accordance with the relevant plans under which such grants were made, provided that Mr. Napoli will be considered for such purpose to have been employed at the end of the calendar year in which the termination occurred. His entitlement to benefits under any benefit programs and his long-term incentive plan awards will be determined in accordance with the provisions of such programs and plans, provided that the Company shall provide, at its expense, continued participation for 24 months in any medical and dental insurance plans (as they may be modified) in which Mr. Napoli or his dependents participated.

If the Company terminates Mr. Napoli for “Cause” or if he voluntarily terminates his employment for other than “Good Reason,” his entitlement to benefits under any benefit programs and his long-term incentive plan awards will be determined in accordance with the provisions of such programs and plans, and he will forfeit all unvested equity or equity-based compensation awards.

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If within 24 months of a “Change in Control” (as defined in the employment agreement) the Company or its successor terminates Mr. Napoli’s employment for reasons other than death, “Disability” or “Cause” or Mr. Napoli terminates his employment for “Good Reason,” Mr. Napoli will be entitled to the same payments and benefits as if he had been terminated by the Company without “Cause” or if he voluntarily terminated his employment for “Good Reason,” as described above, except that notwithstanding provisions to the contrary in any long-term incentive plan, Mr. Napoli shall be entitled to the payment of the full amount (without pro ration) of any unvested long-term incentive plan awards that have been made to him for any performance period that has commenced. If Mr. Napoli voluntarily terminates his employment with the Company or its successor for any reason during the 30 day period commencing on the first anniversary of the effective date of a “Change in Control,” such termination will be considered a “Good Reason” termination. In the event that a “Change in Control” results in control of the Company by a specified former employer of Mr. Napoli or an affiliate thereof and within 24 months of such “Change in Control” the Company or its successor terminates Mr. Napoli’s employment for reasons other than death, “Disability” or “Cause” or Mr. Napoli terminates his employment for “Good Reason,” or if Mr. Napoli terminates his employment for any reason within 90 days of such “Change in Control,” he will be entitled to a lump sum payment equal to (i) three times the sum of his then-current base salary and his target annual bonus for the year in which he is terminated plus (ii) a pro rata cash payment equal to his target annual bonus for the year of termination based on service for such bonus year through the date of termination. The employment agreement also contains non-compete, non-solicit and confidentiality covenants.

Item 8.01. Other Events.

On March 20, 2006, the Securities and Exchange Commission (the “SEC”) advised the Company that it has commenced a formal investigation of the Company. The Company previously announced in a Current Report on Form 8-K filed on January 12, 2006 that the SEC had commenced an informal inquiry. The Company has fully cooperated, and intends to continue to fully cooperate, with the SEC.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated March 16, 2006, by and between The Mills Corporation and James A. Napoli.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARY JANE MORROW
Name:	Mary Jane Morrow
Title:	Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP By: The Mills Corporation, its general partner

By:	/s/ MARY JANE MORROW
Name:	Mary Jane Morrow
Title:	Chief Financial Officer

Date: March 22, 2006

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EXHIBIT INDEX

Exhibit No.
10.1	Employment Agreement, dated March 16, 2006, by and between The Mills Corporation and James A. Napoli.

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